Exhibit 10.3

REINSURANCE GROUP OF AMERICA, INCORPORATED

FLEXIBLE STOCK PLAN

STOCK APPRECIATION RIGHT AWARD AGREEMENT

Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), and Alain Néemeh (the “Awardee”) hereby agree as follows:

SECTION 1

GRANT OF STOCK APPRECIATION RIGHT

Pursuant to the Reinsurance Group of America, Incorporated Flexible Stock Plan, as amended (“Plan”) and pursuant to action of the Committee charged with the Plan’s administration, the Company has granted to the Awardee, effective December 1, 2015 (“Effective Date”), subject to the terms, conditions and limitations stated in this agreement (“Agreement”), the Plan and the Company’s Executive Compensation Recoupment Policy (as discussed in Section 8(c)), a Stock Appreciation Right (“SAR”), which is granted with respect to [            ] shares (each, a “SAR Share”) of Common Stock.

SECTION 2

EXERCISE PRICE PER SAR SHARE

The “Exercise Price Per SAR Share” shall be $[            ] which is the Fair Market Value of one Share of Common Stock as of the Effective Date of this Agreement.

SECTION 3

EXERCISE OF SAR

(a) Right to Exercise. This SAR is exercisable during its Term, but only after the Vesting Date (as defined below).

(b) Terms of Exercise. Upon proper exercise of any vested portion of the SAR, the Awardee or the individual or entity authorized to exercise such SAR as provided herein shall be entitled to receive the excess of (i) the Fair Market Value of the specified number of SAR Shares as of the date of exercise (which shall be determined by multiplying the number of SAR Shares being exercised by the Fair Market Value of one Share on the date of exercise) over (ii) an amount equal to the Exercise Price Per Share multiplied by the number of SAR Shares being exercised. Such excess, if any, shall be paid either (x) in whole Shares, the number of which shall be determined using the Fair Market Value of one Share as of the date of exercise, disregarding any fractional shares or (y) in cash, with such method of payment to be determined by the Committee in its sole discretion from time to time.

(c) Method of Exercise. The SAR may be exercised in whole or in part by the Awardee or other individual authorized pursuant to the terms of this Agreement to exercise the SAR at any time or from time to time in accordance with procedures established by the Committee from time to time. As promptly as practicable after such exercise of the SAR, but in no event later than 30 days following the date of exercise of the SAR, the Company shall issue the number of Shares or pay the amount of cash, as applicable, determined pursuant to Section 3(b) above to the Awardee or the individual or entity authorized to exercise such SAR as provided herein.

SECTION 4

CONDITIONS AND LIMITATIONS ON RIGHT TO EXERCISE SAR

(a) Vesting. Subject to paragraph (b) of this Section and subject to Sections 6 and 7, this SAR shall vest in its entirety on November 30, 2020 (the “Vesting Date”). The SAR must be exercised if at all no later than ten (10) years from the Effective Date (the “Expiration Date”). The SAR may be exercised in full or in part after it becomes fully vested. Upon a partial exercise of this SAR, the number of SAR Shares available for future exercise shall be reduced by the portion of the SAR so exercised.

(b) Exercise if No Longer an Employee.

(1) Termination. Except as provided in paragraphs (2) or (3) below, the SAR may be exercised only by the Awardee while the Awardee is an Employee or within 30 days following termination of the Awardee’s status as an Employee. For purposes of this Agreement, “Employee” means:

(i) an officer or employee of the Company or one of its subsidiaries as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (“Code”), or

(ii) an officer or employee of the Company’s parent as defined in Section 424(e) of the Code, provided the Awardee is serving in such capacity at the request of the Company and the Company’s Chief Executive Officer approves the Awardee’s continued participation in the Plan.

Notwithstanding the foregoing, the Awardee may exercise the SAR following termination only to the extent the SAR was vested and had not been exercised prior to termination and in no event may the SAR be exercised after the Expiration Date.

An approved leave of absence shall not constitute a termination for purposes of this Section so long as the Awardee’s right to re-employment is guaranteed either by statute, local law, contract or pursuant to any Company policy. Where re-employment is not so guaranteed, termination shall be deemed to occur on the first day after the end of such approved period of leave (but not after the Expiration Date).

(2) Disability or Death. Notwithstanding the Vesting Date set forth in Section 4(a) above, in the event of the Awardee’s Disability or death while serving as an Employee that is prior to the Vesting Date, the SAR shall become immediately 100% vested, and the SAR may be exercised at any time within five (5) years following the earlier to occur of death or Disability, but in no event later than the Expiration Date. In the event of the Awardee’s Disability or death while serving as an Employee that is after the Vesting Date but prior to the Expiration Date, the SAR may be exercised at any time within five (5) years following the earlier to occur of death or Disability, but in no event later than the Expiration Date. Should this Section 4(b)(2) become operative because the Awardee died while serving as an Employee, or should the Awardee die after the Awardee’s Disability, then the SAR may be exercised by (i) a legatee or legatees of the Awardee under the Awardee’s last will; (ii) the Awardee’s personal representative(s) under the Awardee’s last will or, if the Awardee died without a will, the executor of the Awardee’s probate estate; or (iii) the trustee(s) of the Awardee’s revocable living trust or of a trust indenture of which Awardee is a grantor or a beneficiary.

For purposes of this Agreement, “Disability” means disability as defined in any long-term disability plan maintained by the Company or an Affiliate which covers the Awardee or, in the absence of any such plan, the physical or mental condition of the Awardee arising prior to the Vesting Date, which in the opinion of a qualified physician chosen by the Company prevents the Awardee from continuing employment with the Company and its Affiliates.

(3) Retirement. In the event of the Awardee’s Retirement after the Vesting Date but prior to the Expiration Date, the SAR shall remain exercisable as if the Awardee had continued his or her employment with the Company following such Retirement. In no event may any portion of this SAR be exercised after the Expiration Date. Notwithstanding the Vesting Date set forth in Section 4(a) above, in the event of the Awardee’s Retirement prior to the Vesting Date, this Agreement will terminate and be of no further force or effect and the SAR awarded to Awardee hereunder shall be forfeited, unless otherwise determined by the Committee in its sole discretion. In the event of the Awardee’s death following Retirement after the Vesting Date but prior to the Expiration Date, the SAR may be exercised at any time within five (5) years following the Awardee’s death (but in no event later than the Expiration Date) by (i) a legatee or legatees of the Awardee under the Awardee’s last will; (ii) the Awardee’s personal representative(s) under the Awardee’s last will or, if the Awardee died without a will, the executor of the Awardee’s probate estate; or (iii) the trustee(s) of the Awardee’s revocable living trust or of a trust indenture of which Awardee is a grantor or a beneficiary.

For purposes of this Agreement, “Retirement” means termination of the Awardee’s status as an Employee after the Awardee has attained a combination of age and years of service that equals at least sixty-five (65); provided that, the maximum number of years of service credited for purposes of this calculation shall be ten (10).

(c) Dividend Equivalents. SARs shall not include dividend equivalent payments or dividend credit rights.

SECTION 5

DELIVERY OF SHARES

The Company shall not be required to issue or deliver any certificates for SAR Shares, if applicable, upon the exercise of this SAR prior to (a) the admission of such shares to listing on any stock exchange on which the Company’s Common Stock may then be listed, (b) the completion of any registration and/or qualification of such shares under any state or federal laws (including without limitation the Securities Act of 1933) or rulings or regulations of any governmental regulatory body, which the Company shall determine to be necessary or advisable, or (c) if the Company so requests, the filing with the Company by the Awardee or the purchaser acting pursuant to Section 4(b) of a representation in writing at the time of such exercise that it is his or her present intention to acquire the shares being purchased for investment and not for resale or distribution.

SECTION 6

CHANGE OF CONTROL

Notwithstanding the Vesting Date set forth in Section 4(a), in the event of a Change of Control prior to the Vesting Date, the SAR shall become immediately 100% vested (but in no event may the Awardee exercise any portion of the SAR after the Expiration Date).

SECTION 7

CANCELLATION

Notwithstanding anything herein to the contrary, this Agreement shall be cancelled and the SAR granted hereby shall be forfeited, without any further action by the Committee, as a result of the Awardee’s Malfeasance. In the event of such cancellation, all rights of the Awardee hereunder shall terminate, irrespective of whether the SAR is otherwise vested, and the shares reserved for use hereunder shall be available for future grant in accordance with the Plan. “Malfeasance” means (1) any conduct, act or omission that is contrary to the Awardee’s duties as an Employee or that is inimical or in any way contrary to the best interests of the Company or any of its Affiliates, or (2) employment of the Awardee by or association of the Awardee with an organization that competes with the Company or any of its Affiliates.

SECTION 8

MISCELLANEOUS

(a) Rights in Shares Prior to Issuance. Prior to issuance of certificates for Shares (if applicable), neither the Awardee nor his or her legatees, personal representatives, or distributees (i) shall be deemed to be a holder of any Shares subject to this SAR or (ii) have any voting rights with respect to any such Shares.

(b) Non-assignability. This SAR shall not be transferable by the Awardee otherwise than by will or by the laws of descent and distribution; provided that, the Awardee may transfer the SAR during his or her lifetime to a revocable living trust of which the Awardee is grantor, or to another form of trust indenture of which Awardee is a grantor or a beneficiary. This SAR may be exercised during the Awardee’s lifetime only by the Awardee; the Awardee’s guardian, power of attorney, or legal representative; or the trustee of the Awardee’s revocable living trust or of a trust indenture of which Awardee is a grantor or a beneficiary.

(c) Recoupment. The awards granted pursuant to this Agreement are subject to the terms and conditions contained in the Company’s Executive Compensation Recoupment Policy (“Recoupment Policy”), which permits the Company to recoup all or a portion of awards made to certain employees upon the occurrence of any Recoupment Event (as defined in the Recoupment Policy).

(d) Designation of Beneficiaries. The Awardee may file with the Company a written designation of a beneficiary or beneficiaries to exercise, in the event of the Awardee’s death, the SAR granted hereunder, subject to all of the provisions of the SAR Award and this Agreement. An Awardee may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise the SAR, the Committee may recognize only an exercise by the personal representative of the estate of the Awardee, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

(e) Changes in Capital Structure. If there is any change in the Common Stock by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the number of SARs and the number, kind and class of shares available for SARs and the exercise price thereof, as and if applicable, shall be appropriately adjusted by the Committee. The issuance of Shares for consideration and the issuance of Share rights shall not be considered a change in the Company’s capital structure. No adjustment provided for in this Section shall require the issuance of any fractional shares.

(f) Right to Continued Employment. Nothing in this Agreement shall confer on the Awardee any right to continued employment or interfere with the right of an employer to terminate the Awardee’s employment at any time.

(g) Tax Withholding. Awardee must pay, or make arrangements acceptable to the Company for the payment of any and all federal, state, and local tax withholding that in the opinion of the Company is required by law. Unless Awardee satisfies any such tax withholding obligation by paying the amount in cash or by check, the Company will withhold Shares having a Fair Market Value on the date of withholding equal to the tax withholding obligation.

(h) Copy of Plan. By signing this Agreement, Awardee acknowledges receipt of a copy of the Plan and any offering circular related to the Plan.

(i) Choice of Law. This Agreement will be governed by the laws of the State of Missouri, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to another jurisdiction.

(j) Execution. An authorized representative of the Company has signed this Agreement, and Awardee has signed this Agreement to evidence Awardee’s acceptance of the award on the terms specified in this Agreement, all as of the Effective Date.

SECTION 9

TERMS OF THE PLAN

This award is granted under and is expressly subject to all the terms and provisions of the Plan, which terms are incorporated herein by reference. Capitalized terms used but not defined in this Agreement shall have the same meanings ascribed to them in the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 1st day of December, 2015.

“Company”
Reinsurance Group of America, Incorporated

By:
Name:	A. Greig Woodring
Title:	Chief Executive Officer

“Awardee”

Name:	Alain Néemeh